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Exhibit 21

SUBSIDIARIES OF GOLDLEAF FINANCIAL SOLUTIONS, INC.

        Goldleaf Insurance, LLC (formerly named Private Business Insurance, LLC), a Tennessee limited liability company

        Towne Services, Inc., a Georgia corporation

        Forseon Corporation, a Delaware corporation (d/b/a RMSA)

        Goldleaf Technologies, Inc., a Delaware corporation

        Goldleaf Leasing, LLC (formerly named KVI Capital, LLC), a Tennessee limited liability company

        Goldleaf Enterprise Payments, Inc., a Georgia Corporation (d/b/a Alogent Corporation)

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  Exhibit 21